Exhibit 99.j(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 8, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of RS Growth Fund, RS Emerging Growth Fund, RS Select Growth Fund (formerly, RS Diversified Growth Fund), RS Value Fund, RS Partners Fund, RS MidCap Opportunities Fund, The Information Age Fund, RS Global Natural Resources Fund, RS Smaller Company Growth Fund, RS Internet Age Fund, RS Investors Fund, RS Core Equity Fund, RS Large Cap Value Fund, RS Small Cap Core Equity Fund, RS Asset Allocation Fund, RS S&P 500 Index Fund, RS International Growth Fund, RS Emerging Markets Fund, RS Investment Quality Bond Fund, RS Low Duration Bond Fund, RS High Yield Bond Fund, RS Tax-Exempt Fund, and RS Money Market Fund (formerly, RS Cash Management Fund), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California
April 20, 2007